                                                                                                                     EXHIBIT 99.1
[ACXIOM LOGO]
                                                                                                   For more information, contact:
                                                                                                                  Robert S. Bloom
                                                                                                       Financial Relations Leader
                                                                                                               Acxiom Corporation
                                                                                                                   (501) 342-1321
                                                                                                                            EACXM

                                          Acxiom® Reports Fourth-Quarter, Fiscal-Year Results
                                 Q4 EPS in line with estimates; revenue and cash flow exceed estimates

LITTLE ROCK, May 12, 2004 - Acxiom® Corporation (Nasdaq:ACXM) today reported revenue and earnings for the fourth quarter of fiscal 2004 that were in line with the expectations the Company announced March 31, 2004. As projected, revenue of $277.8 million exceeded the previously estimated range of $265 million to $270 million, and diluted earnings per share of $.17 were within the previously estimated range of $.16 to $.18. Operating cash flow of $82.6 million was a record quarterly performance for the Company.
Free cash flow of $57.5 million exceeded the previously estimated range of $25 million to $30 million.

This year's fourth-quarter earnings include: a non-recurring pre-tax charge of approximately $4 million associated with severance costs related to the workforce reduction in the fourth quarter; pre-tax charges of $10.9 million associated with write-downs; and an after-tax benefit of $9.6 million associated with a one-time reduction in income tax expense.  The impact on earnings per share of the pre-tax charges of $14.9 million was approximately offset by the after-tax benefit of the $9.6 million reduction in income tax.

Fiscal 2004 revenue of $1.011 billion and diluted earnings per share of $.64 compare to $958 million in revenue and $.24 in diluted
EPS in fiscal 2003. Acxiom will hold a conference call at 4:30 p.m. CDT today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

"We are pleased with our Q4 performance and particularly our cash flow, which continues to exceed our expectations," Company Leader
Charles D. Morgan said. "We believe that this performance reflects the growing strength of our business, and we're also very encouraged with the progress we're making with three other critical initiatives: integrating our two European acquisitions into
Acxiom's business; rolling out our new Customer Information Infrastructure grid-based solutions; and transitioning to our new organizational structure, which was designed to help us better serve clients and take advantage of our newer technologies."

Highlights of Acxiom's fourth quarter include:
o        Revenue of $277.8 million, up 16 percent from $239.5 million in the same quarter a year ago.
o        Diluted earnings per share of $.17 compared to a loss per share of $.27 in the fourth quarter last year.

o        Operating cash flow of $82.6 million, a record performance for the Company, compared to $63.1 million generated in the fourth quarter a year ago.
o        Free cash flow of $57.5 million, compared to $48.7 million a year ago, marking the 11th consecutive quarter of strong free cash flow.
o        New contracts that will deliver $26 million in incremental annual revenue and renewals that are expected to generate $38 million in annual revenue.
o        Committed new deals in the pipeline that are expected to add, when closed, $58 million in annual revenue.

Highlights of Acxiom's fiscal 2004 include:
     o   Revenue of $1.011 billion, up 5.5 percent from $958 million a year ago.
     o   Diluted earnings per share (EPS) of $.64 compared to $.24 in fiscal 2003.
     o   Operating cash flow of $259.9 million compared to $253.8 million in fiscal 2003.
     o   Free cash flow of $187.8 million compared to $199.0 million a year ago.
     o   New contracts that will contribute an annual value of $107 million, compared to $96 million last year.
     o   Contract renewals that will generate $90 million in annual revenue compared to $137 million in fiscal 2003.
     o   The completion of the acquisitions of Claritas Europe and the Consodata operations in the UK, France and Spain.  (The acquisition of Consodata Germany was completed
         April 13.)
     o   Signing a strategic partnership with Accenture to help clients in the retail financial services, telecommunications, consumer products and government sectors better use customer information to improve business results.
     o   The initiation of the first quarterly cash dividend in the Companys history.
     o   A Company stock buyback program that included the purchase of approximately 4.4 million shares for approximately $64.5 million in the fiscal year.

In the fourth quarter, Acxiom completed new contracts with several large companies, including General Motors, Bank One Corporation,
Cingular Wireless and Sonoco, and renewed its long-term contract with Deluxe Corporation. Since the close of the quarter, the
Company has partnered with Accenture to close a deal with a major pharmaceutical company.

Fiscal 2004 Recognition
In fiscal 2004 Acxiom:
    o   Was named to the "DM Review 100" list for the fourth consecutive year. The annual list ranks the top 100 vendors of business intelligence, analytic applications and customer relationship management products.
    o   Received the Gold SMART Award for "Best Marketing Database Software" from British business magazine Direct Response, the second year in a row Acxiom has won a gold SMART Award.
    o   Was named to Software magazine's "Software 500" ranking for the third consecutive year.
    o   Was selected as a finalist for the 2004 American Business Award in the "Most Innovative Company" category for its development of one of the first grid computing systems for use in large commercial applications.
    o   Also, Charles Morgan, Acxiom's company leader, was inducted into the Arkansas Business Hall of Fame.

Financial Road Map
For the fiscal year ended March 31, 2005 and thereafter, the Company's expectations will be communicated in a new format. The
Financial Road Map was introduced on March 31, 2004 and includes a chart summarizing the one-year and long-term goals as well as an explanation of the assumptions and definitions that accompany these goals. This Financial Road Map is attached and  supercedes all previous guidance issued by the Company.

The financial projections stated today are based on the Company's current expectations. These projections are forward looking, and actual results may differ materially.  These projections do not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed in the future.

About Acxiom
Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom's innovative solutions are
Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and
Europe, and in Australia and Japan.

This release (including the Financial Road Map) and the scheduled conference call include a discussion of non-GAAP financial measures.  Whenever the Company reports non-GAAP financial measures, there is a reconciliation to the comparable GAAP measure attached to the press release.

This release and today's conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially.  Such statements include but are not necessarily limited to the following: that the projected revenue, operating margin, return on assets and return on invested capital, operating cash flow and free cash flow, borrowings and dividends referred to in the Financial Road Map will be within the estimated ranges; that the business pipeline and our current cost structure will allow us to continue to meet or exceed revenue, cash flow and other projections; that new contracts and contract renewals will generate the indicated amounts of revenue; that we have committed new deals in the pipeline that are expected to deliver the indicated amounts; that we are well positioned for success going forward; that future results will be within the indicated ranges; that new products and services will produce the expected results.

The following are important factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that certain contracts may not be closed, or may not be closed within the anticipated time frames; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that negative changes in economic or other conditions might lead to a reduction in demand for our products and services; the possibility that the recovery from the previous three years' economic slowdown may take longer than expected or that economic conditions in general will not be as expected; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the possibility that we may not be able to attract and retain qualified technical and leadership associates, or that we may lose key associates to other organizations; the possibility that we won't be able to properly motivate our sales force or other associates; the possibility that we won't be able to achieve cost reductions and avoid unanticipated costs; the possibility that we won't be able to continue to receive credit upon satisfactory terms and conditions; the possibility that  competent, competitive products, technologies or services will be introduced into the marketplace by other companies; the possibility that we may be subjected to pricing pressure due to market conditions and/or competitive products and services; the possibility that there will be changes in consumer or business information industries and markets; the possibility that we won't be able to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the possibility that we may encounter difficulties when entering new markets or industries;  the possibility that there will be changes in the legislative, accounting, regulatory and consumer environments affecting our business, including but not limited to litigation, legislation, regulations and customs relating to our ability to collect, manage, aggregate and use data; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services; the possibility that we may enter into short-term contracts which would affect the predictability of our revenues; the possibility that the amount of ad hoc, volume-based and project work will not be as expected; the possibility that we may experience a loss of data center capacity or interruption of telecommunication links or power sources; the possibility that postal rates may increase, thereby leading to reduced volumes of business; the possibility that our clients may cancel or modify their agreements with us; the possibility that the services of the United States Postal Service, their global counterparts and other delivery systems may be disrupted; the possibility that the integration of our recently acquired businesses may not be successful; and the possibility that we may be affected by other competitive factors.

With respect to the Financial Road Map exhibit, all of the above factors apply, along with the following which were assumptions made in creating the Financial Road Map:  that the U.S. and global economies will continue to improve at a moderate pace, that global growth will continue to be strong and that globalization trends will continue to grow at an increasing pace; relating to Operating
Margin, that 1) Acxiom's computer and communications related expenses will continue to fall as a percentage of revenue, 2) that the
Customer Information Infrastructure (CII) grid-based environment Acxiom has begun to implement will continue to be implemented successfully over the next 3-4 years and that the new CII infrastructure will continue to provide increasing operational efficiencies, 3) that the recent acquisitions of Claritas Europe and Consodata Europe will be successfully integrated and that significant efficiencies will be realized from this integration; relating to Operating Cash Flow and Free Cash Flow, that sufficient operating and capital lease arrangements will continue to be available to the Company to provide for the financing of most of its computer equipment and that software suppliers will continue to provide financing arrangements for most of the software purchases;
relating to Revolving Credit Line Balance, that free cash flow will meet expectations and that the Company will continue to use free cash flow to pay down bank debt, buy back stock and fund dividends; relating to Annual Dividends, that the Board of Directors will continue to approve quarterly dividends and will vote to increase dividends over time; relating to Diluted Shares, that the Company will meet its cash flow expectations and that potential dilution created through the issuance of stock options and warrants will be mitigated by continued stock repurchases in accordance with the Company's stock repurchase program.

With respect to the provision of products or services outside our primary base of operations in the U.S., all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in culture, laws and regulations. Other factors are detailed from time to time in our periodic reports and registration statements filed with the United
States Securities and Exchange Commission. We believe that we have the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast.  We undertake no obligation to update the information contained in this press release, including the Financial Road Map or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

                                                                  ###

                                               ACXIOM CORPORATION AND SUBSIDIARIES
                                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                                           (Unaudited)
                                        (Dollars in thousands, except earnings per share)

                                                                     For the Three Months Ended
                                                                             March 31,
                                                           --------------------------------------------
                                                                   2004                      2003
                                                           --------------------------------------------

Revenue                                                          277,837                   239,459

Operating costs and expenses:

    Salaries and benefits                                         95,914                    85,988

    Computer, communications and
      other equipment                                             70,465                   100,686

    Data costs                                                    37,480                    28,584

    Other operating costs and expenses                            47,116                    50,124

    Gains, losses and nonrecurring items, net                      4,863                        62
                                                           -------------------        -----------------
                  Total operating costs and expenses             255,838                   265,444
                                                           -------------------        -----------------
Income (loss) from operations                                     21,999                   (25,985)
                                                           -------------------        -----------------
Other income (expense):
    Interest expense                                              (4,911)                   (6,280)
    Other, net                                                    (7,153)                   (7,830)
                                                           -------------------        -----------------
                                                                 (12,064)                  (14,110)
                                                           -------------------        -----------------
Earnings (loss) before income taxes                                9,935                   (40,095)

Income taxes                                                      (5,984)                  (16,334)
                                                           -------------------        -----------------
Net earnings (loss)                                               15,919                   (23,761)
                                                           ===================        =================
Earnings per share:

    Basic                                                           0.19                     (0.27)
                                                           ===================        =================

    Diluted                                                         0.17                     (0.27)
                                                           ===================        =================

                                              ACXIOM CORPORATION AND SUBSIDIARIES
                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                                          (Unaudited)
                                       (Dollars in thousands, except earnings per share)

                                                                     For the Twelve Months Ended
                                                                             March 31,
                                                           --------------------------------------------
                                                                   2004                      2003
                                                           --------------------------------------------

Revenue                                                         1,010,822                   958,222

Operating costs and expenses:

    Salaries and benefits                                         347,634                   316,304

    Computer, communications and
      other equipment                                             267,720                   296,607

    Data costs                                                    132,593                   116,063

    Other operating costs and expenses                            168,736                   179,191

    Gains, losses and nonrecurring items, net                         855                    (5,018)
                                                           -------------------        -----------------
                  Total operating costs and expenses              917,538                   903,147
                                                           -------------------        -----------------

Income from operations                                             93,284                    55,075
                                                           -------------------        -----------------
Other income (expense):
    Interest expense                                              (19,267)                   (21,763)
    Other, net                                                     (6,724)                    (5,224)
                                                           -------------------        -----------------

                                                                  (25,991)                   (26,987)
                                                           -------------------        -----------------

Earnings before income taxes                                       67,293                     28,088

Income taxes                                                        8,949                      6,321
                                                           -------------------        -----------------

Net earnings                                                       58,344                     21,767
                                                           ===================        =================

Earnings per share:

    Basic                                                            0.68                       0.25
                                                           ===================        =================

    Diluted                                                          0.64                       0.24
                                                           ===================        =================

                                              ACXIOM CORPORATION AND SUBSIDIARIES
                                               CALCULATION OF EARNINGS PER SHARE
                                                         (Unaudited)
                                           (In thousands, except earnings per share)

                                                                      For the Three Months Ended     For the Twelve Months Ended
                                                                               March 31,                       March 31,
                                                                      --------------------------     ---------------------------
                                                                         2004            2003           2004             2003
                                                                      --------------------------     ---------------------------

Basic earnings per share:

    Numerator - net earnings (loss)                                     15,919         (23,761)        58,344          21,767

    Denominator - weighted-average shares outstanding                   85,342          88,258         85,487          88,429
                                                                      -----------     -----------    -----------     -----------

        Basic earnings (loss) per share                                   0.19           (0.27)          0.68            0.25
                                                                      ===========     ===========    ===========     ===========

Diluted earnings per share:

    Numerator:

        Net earnings (loss)                                             15,919         (23,761)        58,344          21,767

        Interest expense on convertible bonds (net of tax benefit)       1,026               -          4,102               -
                                                                      -----------     -----------    -----------     -----------

                                                                        16,945         (23,761)        62,446          21,767
                                                                      -----------     -----------    -----------     -----------

    Denominator:

        Weighted-average shares outstanding                             85,342          88,258         85,487          88,429

        Dilutive effect of common stock options and warrants             3,025               -          2,161           2,113

        Dilutive effect of convertible debt                              9,589               -          9,589               -
                                                                      -----------     -----------    -----------     -----------

                                                                        97,956          88,258         97,237          90,542
                                                                      -----------     -----------    -----------     -----------

            Diluted earnings (loss) per share                             0.17           (0.27)          0.64            0.24
                                                                      ===========     ===========    ===========     ===========

                                     ACXIOM CORPORATION AND SUBSIDIARIES
                                             REVENUES BY SEGMENT
                                                 (Unaudited)
                                           (Dollars in thousands)

                                                                For the Three Months Ended
                                                                        March 31,
                                            ------------------------------------------------------------------
                                                         2004                               2003
                                            ------------------------------------------------------------------

Services                                                           198,298                            178,100
Data and Software Products                                          73,706                             43,550
I. T. Management                                                    62,227                             61,764
Intercompany eliminations                                          (56,394)                           (43,955)
                                            -------------------------------    -------------------------------

Total Revenue                                                      277,837                            239,459
                                            ===============================    ===============================

                                                                For the Twelve Months Ended
                                                                        March 31,
                                            ------------------------------------------------------------------
                                                         2004                               2003
                                            ------------------------------------------------------------------

Services                                                           749,755                            718,872
Data and Software Products                                         216,241                            172,979
I. T. Management                                                   251,463                            241,096
Intercompany eliminations                                         (206,637)                          (174,725)
                                            -------------------------------    -------------------------------

Total Revenue                                                    1,010,822                            958,222
                                            ===============================    ===============================

                                         ACXIOM CORPORATION AND SUBSIDIARIES
                                        CONDENSED CONSOLIDATED BALANCE SHEETS
                                                     (Unaudited)
                                               (Dollars in thousands)
                                                                                    March 31,              March 31,
                                                                                      2004                   2003
                                                                                  ------------           ------------
                                  Assets
Current assets:
  Cash and cash equivalents                                                    $       14,355          $       5,491
  Trade accounts receivable, net                                                      212,387                189,704
  Deferred income taxes                                                                14,032                 46,056
  Refundable income taxes                                                               2,280                  2,576
  Other current assets                                                                 43,272                 45,288
                                                                                  ------------           ------------
     Total current assets                                                             286,326                289,115
                                                                                  ------------           ------------
Property and equipment                                                                521,064                389,168
  Less - accumulated depreciation and amortization                                    253,976                180,862
                                                                                  ------------           ------------
Property and equipment, net                                                           267,088                208,306
                                                                                  ------------           ------------
Software, net of accumulated amortization                                              64,553                 63,095
Goodwill                                                                              282,971                221,184
Purchased software licenses, net of accumulated amortization                          157,217                161,432
Unbilled and notes receivable, excluding current portions                              13,030                 20,249
Deferred costs, net of accumulated amortization                                       124,653                108,444
Other assets, net                                                                      19,946                 21,421
                                                                                  ------------           ------------
                                                                               $    1,215,784         $    1,093,246
                                                                                  ============           ============

                   Liabilities and Stockholders' Equity
Current liabilities:
  Current installments of long-term obligations                                        73,245                 29,491
  Trade accounts payable                                                               41,527                 28,760
  Accrued merger, integration and impairment costs                                      2,881                    584
  Accrued payroll and related expenses                                                 23,979                 14,234
  Other accrued expenses                                                               63,411                 38,689
  Deferred revenue                                                                     91,060                 59,907
                                                                                  ------------           ------------
    Total current liabilities                                                         296,103                171,665
                                                                                  ------------           ------------
Long-term obligations:
  Long-term debt and capital leases, net of current installments                      239,327                233,843
  Software and data licenses, net of current installments                              54,130                 55,834
                                                                                  ------------           ------------
    Total long-term obligations                                                       293,457                289,677
                                                                                  ------------           ------------

Deferred income taxes                                                                  39,008                 69,348

Commitments and contingencies

Stockholders' equity:
  Common stock                                                                          9,226                  9,015
  Additional paid-in capital                                                          361,256                333,715
  Retained earnings                                                                   308,487                253,558
  Accumulated other comprehensive loss                                                  2,940                 (2,911)
  Treasury stock, at cost                                                             (94,693)               (30,821)
                                                                                  ------------           ------------
  Total stockholders' equity                                                          587,216                562,556
                                                                                  ------------           ------------
                                                                               $    1,215,784         $    1,093,246
                                                                                  ============           =============

                                                   ACXIOM CORPORATION AND SUBSIDIARIES
                                         RECONCILIATION OF FREE CASH FLOW TO OPERATING CASH FLOW
                                                               (Unaudited)
                                                          (Dollars in thousands)

                                                         Qtr ended       Qtr ended       Qtr ended       Qtr ended       Yr ended
                                                         6/30/2001       9/30/2001       12/31/2001      3/31/2002       3/31/2002

Net cash provided by operating activities                 (39,280)         69,300           60,493         60,092         150,605

Proceeds received from disposition of assets                  127               -                -             46             173
Capitalized software                                       (5,935)         (5,464)          (5,832)        (6,890)        (24,121)
Capital expenditures                                       (8,789)              -           (2,612)        (3,474)        (14,875)
Deferral of costs                                          (8,690)        (18,012)         (14,077)        (7,352)        (48,131)
Proceeds from sale and leaseback transaction                    -           1,964            4,035              -           5,999
                                                        ---------------------------------------------------------------------------

Free cash flow                                            (62,567)         47,788           42,007         42,422          69,650
                                                        ===========================================================================

                                                         Qtr ended       Qtr ended        Qtr ended      Qtr ended       Yr ended
                                                         6/30/2002       9/30/2002        12/31/2002     3/31/2003       3/31/2003

Net cash provided by operating activities                  60,243          53,446            76,992        63,112         253,793

Proceeds received from disposition of assets                   45             155                 -            93             293
Capitalized software                                       (8,652)         (8,958)           (8,726)       (8,237)        (34,573)
Capital expenditures                                       (1,916)         (3,000)           (5,893)       (2,403)        (13,212)
Deferral of costs                                          (3,240)         (4,108)           (3,796)       (3,883)        (15,027)
Proceeds from sale and leaseback transaction                    -           7,729                 -             -           7,729
                                                        ---------------------------------------------------------------------------

Free cash flow                                             46,480          45,264            58,577        48,682         199,003
                                                        ===========================================================================

                                                         Qtr ended       Qtr ended         Qtr ended     Qtr ended       Yr ended
                                                         6/30/2003       9/30/2003         12/31/2003    3/31/2004       3/31/2004

Net cash provided by operating activities                  48,125          49,909            79,282        82,567         259,883

Proceeds received from disposition of assets                  506             192                39         2,046           2,783
Capitalized software                                       (6,335)         (7,296)           (6,510)       (7,703)        (27,844)
Capital expenditures                                       (1,588)         (3,036)           (7,637)       (9,917)        (22,178)
Deferral of costs                                          (6,026)         (4,006)           (5,312)       (9,537)        (24,881)
                                                        ---------------------------------------------------------------------------

Free cash flow                                             34,682          35,763            59,862        57,456         187,763
                                                        ===========================================================================

                                               ACXIOM CORPORATION AND SUBSIDIARIES
                                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           (Unaudited)
                                                     (Dollars in thousands)

                                                                                             For the Three Months Ended
                                                                                                     March 31,
                                                                                   --------------------------------------------
                                                                                          2004                    2003
                                                                                   --------------------------------------------

Cash flows from operating activities:
  Net earnings (loss)                                                                          15,919                  (23,761)
  Non-cash operating activities:
    Depreciation and amortization                                                              42,496                   66,548
    Loss on disposal or impairment of assets, net                                              10,948                    8,838
    Deferred income taxes                                                                      (9,781)                 (16,903)
    Tax benefit of stock options and interest                                                   4,313                    6,737
    Changes in operating assets and liabilities:
      Accounts receivable                                                                      27,981                    8,040
      Other assets                                                                             (4,560)                   9,468
      Accounts payable and other liabilities                                                   (7,630)                   4,810
      Merger, integration and impairment costs                                                  2,881                     (665)
                                                                                   -------------------    ---------------------
      Net cash provided by operating activities                                                82,567                   63,112
                                                                                   -------------------    ---------------------
Cash flows from investing activities:
    Proceeds received  from the disposition of operations                                           -                      638
    Proceeds received  from the disposition of assets                                           2,046                       93
    Capitalized software                                                                       (7,703)                  (8,237)
    Capital expenditures                                                                       (9,917)                  (2,403)
    Investments in joint ventures and other companies                                               -                     (125)
    Deferral of costs                                                                          (9,537)                  (3,883)
    Payments received from investments                                                            159                        -
    Net cash paid in acquisitions                                                             (55,591)                       -
                                                                                   -------------------    ---------------------
      Net cash used by investing activities                                                   (80,543)                 (13,917)
                                                                                   -------------------    ---------------------
Cash flows from financing activities:
    Proceeds from debt                                                                         48,698                   78,489
    Payments of debt                                                                          (53,138)                (168,916)
    Dividends paid                                                                             (3,415)                       -
    Sale of common stock                                                                       10,908                    3,708
    Acquisition of treasury stock                                                              (8,423)                 (23,335)
                                                                                   -------------------    ---------------------
      Net cash used by financing activities                                                    (5,370)                (110,054)
                                                                                   -------------------    ---------------------
      Effect of exchange rate changes on cash                                                      53                      (52)
                                                                                   -------------------    ---------------------
      Net increase (decrease) in cash and cash equivalents                                     (3,293)                 (60,911)
  Cash and cash equivalents at beginning of period                                             17,648                   66,402
                                                                                   -------------------    ---------------------
  Cash and cash equivalents at end of period                                                   14,355                    5,491
                                                                                   ===================    =====================
  Supplemental cash flow information:
    Cash paid (received) during the period for:
      Interest                                                                                  6,692                    8,919
      Income taxes                                                                              3,886                      375

    Noncash investing and financing activities:
      Issuance of warrants                                                                      2,000                    1,317
      Enterprise software licenses acquired under long-term obligation                          5,500                        -
      Acquisition of property and equipment under capital lease                                20,323                    4,494
      Construction of assets under construction loan                                            4,191                        -
                                                                                   ===================    =====================

                                               ACXIOM CORPORATION AND SUBSIDIARIES
                                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           (Unaudited)
                                                     (Dollars in thousands)

                                                                                          For the Twelve Months Ended
                                                                                                     March 31,
                                                                                   --------------------------------------------
                                                                                          2004                    2003
                                                                                   --------------------------------------------

Cash flows from operating activities:
  Net earnings                                                                                 58,344                   21,767
  Non-cash operating activities:
    Depreciation and amortization                                                             150,241                  154,902
    Loss (gain) on disposal or impairment of assets, net                                        9,940                    8,799
    Deferred income taxes                                                                       6,895                    7,020
    Tax benefit of stock options and interest                                                   4,313                    6,894
    Changes in operating assets and liabilities:
      Accounts receivable                                                                      25,594                    3,999
      Other assets                                                                              7,434                   63,271
      Accounts payable and other liabilities                                                   (5,175)                 (10,422)
      Merger, integration and impairment costs                                                  2,297                   (2,437)
                                                                                   -------------------    ---------------------
      Net cash provided by operating activities                                               259,883                  253,793
                                                                                   -------------------    ---------------------
Cash flows from investing activities:
    Proceeds received  from the disposition of operations                                       7,684                    1,089
    Proceeds received  from the disposition of assets                                           2,783                      293
    Payments received from investments                                                          1,678                        -
    Capitalized software                                                                      (27,844)                 (34,573)
    Capital expenditures                                                                      (22,178)                 (13,212)
    Investments in joint ventures and other companies                                          (5,000)                  (1,177)
    Deferral of costs                                                                         (24,881)                 (15,027)

    Proceeds from sale and leaseback transaction                                                    -                    7,729
    Net cash paid in acquisitions                                                             (55,591)                 (14,105)
                                                                                   -------------------    ---------------------
      Net cash used by investing activities                                                  (123,349)                 (68,983)
                                                                                   -------------------    ---------------------
Cash flows from financing activities:
    Proceeds from debt                                                                        149,687                  161,005
    Payments of debt                                                                         (231,618)                (337,399)
    Dividends paid                                                                             (3,415)                       -
    Sale of common stock                                                                       21,892                   18,061
    Acquisition of treasury stock                                                             (64,470)                 (26,734)
                                                                                   -------------------    ---------------------
      Net cash used by financing activities                                                  (127,924)                (185,067)
                                                                                   -------------------    ---------------------
Effect of exchange rate changes on cash                                                           254                       72
                                                                                   -------------------    ---------------------
Net increase (decrease) in cash and cash equivalents                                            8,864                     (185)
  Cash and cash equivalents at beginning of period                                              5,491                    5,676
                                                                                   -------------------    ---------------------
  Cash and cash equivalents at end of period                                                   14,355                    5,491
                                                                                   ===================    =====================
  Supplemental cash flow information:
    Cash paid (received) during the period for:
      Interest                                                                                 20,189                   26,347
      Income taxes                                                                              2,900                  (40,045)
    Noncash investing and financing activities:
      Notes payable, common stock and warrants
         issued for acquisitions                                                                    -                   28,486
      Acquisition of land in exchange for debt                                                  2,698                        -
      Acquisition of data under long-term obligation                                           18,340                        -
      Note received in exchange for sale of operations                                              -                    1,326
      Issuance of warrants                                                                      2,000                    1,317
      Enterprise software licenses acquired under long-term obligation                         16,635                    2,828
      Acquisition of property and equipment under capital lease                                80,518                   14,139
      Construction of assets under construction loan                                           11,045                        -
                                                                                   ===================    =====================

                                                     ACXIOM CORPORATION

                                                     Financial Road Map(1)
                                                     (as of May 12, 2004)

The Financial Road Map has been updated to show actual results for fiscal 2004.  The target for Fiscal 2005 has been updated and the long-term goals for fiscal 2008 have not changed.

                                  ---------------------   ---------------------    ---------------------    ---------------------
                                        Actual(2)               Actual(3)                  Target               Long-Term Goals
Years Ending March 31,                 Fiscal 2003             Fiscal 2004              Fiscal 2005              Fiscal 2008
                                  ---------------------   ---------------------    ---------------------    ---------------------

U.S. Revenue Growth                       10.1%                    2.7%                7.0% to 11.0%         7.0% to 10.0% (CAGR)
U.S. Revenue                          $903 million            $926 million        $991 to $1,028 million              -

International Revenue Growth              19.3%                   51.3%                     -               14.0% to 18.0% (CAGR)
International Revenue                  $55 million             $85 million         $220 to $261 million               -

U.S. Operating Margin                      6.2%                    9.8%               11.5% to 12.0%           15.0% to 16.0%

International Operating Margin            (0.8%)                   3.1%                8.0% to 11.0%           18.0% to 20.0%

Return on Assets                           4.8%                    8.2%               10.0% to 12.0%           14.0% to 16.0%

Return on Invested Capital                 6.1%                    9.4%               12.0% to 14.0%           16.0% to 19.0%

Operating Cash Flow                   $254 million            $260 million         $220 to $260 million      $220 to $260 million

Free Cash Flow                        $199 million            $188 million         $160 to $180 million      $160 to $180 million

Revolving Credit Line Balance          $29 million             $16 million        Less than $150 million    Less than $200 million

Annual Dividends Per Share                $0.00                  0.04(4)                   $0.16               $0.20 to $0.24

------------------------------
1  Assumptions and definitions are defined on the following schedule:  "Financial Road Map assumptions and definitions"
2  The Fiscal 2003 results include $5.0 million income recorded in gains, losses and nonrecurring items, net and $30.6 million of write-downs related to impairment of software and long-lived assets.
3  The Fiscal 2004 results include $0.9 million expense recorded in gains, losses and nonrecurring items, net and $2.8 million related to a write-down of a third-party software package.
4  Acxiom declared its first quarterly dividend in the fourth quarter of Fiscal 2004.

                                                     ACXIOM CORPORATION

                                         Financial Road Map Assumptions and Definitions

Assumptions

1.  The effective tax rate is projected to be approximately 38% for future years.
2.  Investing activities (including capital expenditures, deferred costs and capitalized software) will be $60 million to $80 million for each of the years presented.
3.  Interest rates will remain at approximately the current levels.
4.  The Company will utilize all of its tax loss carry forwards and begin to pay U.S. federal and state income taxes during FY06.
5.  The Company will pay incentives under its bonus plan of approximately $15 million to $25 million for each of the years beginning in fiscal 2005.
6.  The Company will maintain a relatively constant mix of business for each of our three business segments (Services, Data and IT outsourcing).
7.  Foreign exchange rates will remain at approximately the current levels.
8.  Stock repurchases will be in amounts that yield the highest shareholder return considering all other uses for the available cash.
9.  Diluted outstanding shares will increase slightly to reflect the impact of in-the-money options as the stock price increases.
10. Long-term goals are based on the Company's current assessment of opportunities and are subject to change.  There are risks associated with obtaining these goals which are explained under forward looking statements in the press release accompanying this Financial Road Map.  Acxiom disclaims any obligation to update the information contained in this Financial Road Map.

Definitions

1.  Revenue Growth is defined as the percentage growth compared to the previous corresponding fiscal year or quarter.
2.  Operating Margin is defined as the income from operations as a percentage of revenue.
3.  Return on Assets (ROA) is defined as income from operations divided by average total assets for the trailing four quarters.
4.  Return on Invested Capital (ROIC) is defined as income from operations adjusted for the implied interest expense included in operating leases divided by the trailing four quarters average invested capital.  The implied interest adjustment for operating leases is calculated by multiplying the average quarterly balances of the present value of operating leases [(beginning balance
    + ending balance)/2]  x  an 8% implied interest rate on the leases.
    Average invested capital is defined as the trailing 4 quarter average of the ending quarterly balances for total assets less cash, less non-interest bearing liabilities, plus the present value of operating leases.
5.  Operating Cash Flow is as shown on the Company's cash flow statement.
6.  Free Cash Flow is defined as cash flow from operating activities less cash flow from investing activities excluding net cash paid or received for acquisitions and divestitures, joint ventures and investments.
7.  Revolving Credit Line Balance is defined as actual funds borrowed under the Company's revolving line of credit facility at the end of the fiscal year.
8.  Annual Dividends Per Share is defined as the sum of the four quarterly dividends for that fiscal year.

                                                      ACXIOM CORPORATION

                                             Reconciliation of Non-GAAP Measurements
                                                    (Dollars in thousands)

                                                -----------   -----------   --------------------   --------------------
                                                   Actual       Actual            Target             Long-Term Goals
Years Ending March 31,                          Fiscal 2003   Fiscal 2004       Fiscal 2005            Fiscal 2008
                                                -----------   -----------   --------------------   --------------------

Free Cash Flow

Net cash provided by operating activities         253,793       259,883     220,000     260,000    220,000     260,000
Proceeds received from disposition of assets          293         2,783           0           0          0           0
Capitalized software                              (34,573)      (27,844)    (26,000)    (28,000)   (26,000)    (28,000)
Capital expenditures                              (13,212)      (22,178)    (16,000)    (25,000)   (16,000)    (25,000)
Deferral of costs                                 (15,027)      (24,881)    (18,000)    (27,000)   (18,000)    (27,000)
Proceeds from sale and leaseback transaction        7,729             0           0           0          0           0
                                                -----------   -----------   --------    --------   --------    --------

Free cash flow                                    199,003       187,763     160,000 to  180,000    160,000 to  180,000
                                                ===========   ===========   =======     ========   ========    ========

Free cash flow as defined by the Company, may not be comparable to similarly titled measures reported by other companies. Management of the Company has included free cash flow in this Financial Road Map because although free cash flow does not represent the amount of money available for the Company's discretionary spending since certain obligations of the Company must be funded out of free cash flow, management believes that it provides investors with a useful alternative measure of liquidity by allowing an assessment of the amount of cash available for general corporate and strategic purposes, including debt payments, after funding operating activities and capital expenditures, capitalized software expenses and deferred costs.  The above table reconciles free cash flow to cash provided by operating activities, the nearest comparable GAAP measure.

-----------------------------------------------------------------------------------------------------------------------------------

Return
 on
 Assets (ROA)
 and
 Return
 on
 Invested
 Capital       (ROA)     (ROIC)     ROA       ROIC          ROA                 ROIC                ROA                 ROIC
             --------- --------- --------- --------- ------------------- ------------------- ------------------- -------------------
Numerator:
 Income
  from
  operations    55,075    55,075    93,284    93,284   131,000   155,000   131,000   155,000   221,000   272,000   221,000   272,000
 Add implied
  interest
  on
  operating
  leases (1)              15,170              13,557                        16,000    16,000                        21,000    21,000
             --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
                55,075    70,245    93,284   106,841   131,000   155,000   147,000   171,000   221,000   272,000   242,000   293,000
             --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------

Denominator:
 Average
  total
  assets
  (2)        1,138,968 1,138,968 1,143,120 1,143,120 1,250,000 1,300,000 1,250,000 1,300,000 1,600,000 1,700,000 1,600,000 1,700,000
             --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
 Less
  average
  cash
  (3)                   (25,141)            (10,129)                       (5,000)   (5,000)                     (100,000) (200,000)
 Less
  average
  non-
  interest
  bearing
  current
  liabilities
  (4)                  (139,226)           (166,175)                     (220,000) (230,000)                     (240,000) (240,000)
 Plus
  average
  present
  value
  of
  operating
  leases (1)             185,222             171,422                       201,000   201,000                       258,000   258,000
             --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------

             1,138,968 1,159,823 1,143,120 1,138,238 1,250,000 1,300,000 1,226,000 1,266,000 1,600,000 1,700,000 1,518,000 1,518,000
             --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
Return on
 invested
 capital          4.8%      6.1%      8.2%      9.4%     10.5% to  11.9%     12.0% to  13.5%     13.8% to  16.0%     15.9% to  19.3%
             ========= ========= ========= ========= ========= ========= ========= ========= ========= ========= ========= =========

       Notes
       -----
       1  Average present value of operating leases is the average for the trailing 4 quarter ends of the present value of future payments on operating leases, discounted at 8% which is the assumed implicit interest rate included in the leases.  The implied interest added to the numerator is the 8% assumed interest charge on the average quarterly balance [(beginning +
          Ending) / 2] of the present value of the leases.
       2  Average total assets is the average of the GAAP amount for the trailing 4 quarter ends.
       3  Average cash is the average of the GAAP amount for the trailing 4 quarter ends.
       4  Average non-interest bearing current liabilities is the average for the trailing 4 quarter ends of all current liabilities excluding the current portion of long-term debt.

Return on Invested Capital (ROIC) as defined by the Company, may not be comparable to similarly titled measures reported by other companies.  Management of the Company has included ROIC in this Financial Road Map because it measures the capital efficiency of our business.  ROIC does not consider whether the business is financed with debt or equity; rather ROIC calculates a return on all capital invested in the business.
The above table reconciles ROIC to a ROA calculation using GAAP numbers.  The Company uses ROIC in a number of ways, including pricing analysis, capital expenditure evaluation, and merger and acquisition valuation.